Exhibit 5.1

Pepper Hamilton LLP
-----------------------------
Attorneys at Law


3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750

                                                     January 13, 1998



Jevic Transportation, Inc.
600 Creek Road
P.O. Box 5157
Delanco, New Jersey 08075

                  Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Jevic Transportation, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on or about the date hereof of a registration statement (the "Registration Statement") of the Company on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to shares of common stock, no par value per share, of the Company (the "Common Stock") which may be issued pursuant to the Company's Employee Stock Option Plan, 1997 Incentive Plan and 1994 Stock Option Plan (collectively, the "Plans"), all as more fully described in the Registration Statement.

                  In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and the By-Laws of the Company, each as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the New Jersey Business Corporation Law.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.





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                  On the basis of the foregoing, we are of the opinion that the
Common Stock, when issued pursuant to and in accordance with each of the Plans, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to the references to our firm therein. Such consent does not constitute a consent under Section 7 of the Securities Act, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,



                                                     PEPPER HAMILTON LLP